Director RSU Award Agreement (May 2018)
Draft 2/15/2018

RESTRICTED STOCK UNIT AGREEMENT
This RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of the Grant Date set forth on the signature page hereof, is entered into by and between Hertz Global Holdings, Inc., a Delaware corporation (the “Company”), and the individual whose name is set forth on the director section of the signature page hereof (the “Director”).
1. Grant of Restricted Stock Units. The Company hereby evidences and confirms its grant to the Director, effective as of the Grant Date, of the number of restricted stock units (the “Restricted Stock Units”) set forth on the signature page hereof. This Agreement is subordinate to, and the terms and conditions of the Restricted Stock Units granted hereunder are subject to, the terms and conditions of the Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan, as amended from time to time (the “Plan”), which are incorporated by reference herein. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, except as expressly provided herein, the terms of the Plan shall govern. This Agreement shall also be subject to the terms of any applicable deferral election made by the Director with respect to the Restricted Stock Units. Any capitalized terms used herein without definition shall have the meanings set forth in the Plan.
2.     Vesting of Restricted Stock Units.
(a)     Vesting. Except as otherwise provided in this Section 2, the Restriction Period applicable to the Restricted Stock Units shall lapse, if at all, on the first business day immediately preceding the date of the Company’s annual shareholder meeting in 2019 (the “Vesting Date”), subject to the below provisions.
(b)     Termination of Services.
(i)     Generally. If the Director ceases to serve on the Board of the Company for any reason (except due to termination for Cause by the Company) prior to the Vesting Date, the Restriction Period shall lapse immediately upon such cessation with respect to all Restricted Stock Units. Such Restricted Stock Units shall be settled as provided in Section 3.
(ii)     For Cause Cessation. If the Director ceases to serve on the Board of the Company due to termination for Cause by the Company prior to the Vesting Date, all outstanding Restricted Stock Units shall immediately be forfeited and canceled effective as of the date of the Director’s cessation.
(c)     Change in Control.

(i)     In General. Subject to Section 2(c)(ii), in the event of a Change in Control, the Restriction Period applicable to all outstanding Restricted Stock Units shall lapse immediately prior to such Change in Control and all such Restricted Stock Units shall be settled as set forth in Section 3.
(ii)     Alternative Awards. Notwithstanding Section 2(c)(i), no cancellation, termination, lapse of Restriction Period or settlement or other payment shall occur with respect to the Restricted Stock Units if the Committee (as constituted immediately prior to the Change in Control) reasonably determines prior to the Change in Control that the Restricted Stock Units shall be honored or assumed or new rights substituted therefor by an Alternative Award, in accordance with the terms of Section 9.2 of the Plan; provided, however, notwithstanding anything in the Plan to the contrary, any such Alternative Award shall vest in full if the Director’s services on the Board of the Company ceases for any reason (except due to termination for Cause by the Company) within two years following the Change in Control.
(iii)     Definitions. For purposes of this Agreement, and notwithstanding anything in the Plan to the contrary, “Change in Control” means the first occurrence of any of the following events after the Grant Date:

(A)
the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act), other than the Company, the Subsidiaries, any employee benefit plan of the Company or the Subsidiaries, or any Permitted Holder, of 50% or more of the combined voting power of the Company’s then outstanding voting securities;

(B)
within any 24-month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (B);

(C)
the merger or consolidation of the Company as a result of which persons who were owners of the voting securities of the Company immediately prior to such merger or consolidation, or any Permitted Holder, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

(D)
the approval by the Company’s shareholders of the liquidation or dissolution of the Company other than a liquidation of the Company into any Subsidiary or a liquidation a result of which persons who were stockholders of the Company immediately prior to such liquidation, or any Permitted Holder, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity that holds substantially all of the assets of the Company following such event; or

(E)
the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company or any Permitted Holder.

Notwithstanding the foregoing, a “Change in Control” for purposes of this Agreement shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.
For purposes of the foregoing:

(A)
“Permitted Holder” means the Related Parties and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members.

(B)    “Principal” means Carl Icahn.
(C)    “Related Party” or “Related Parties” means (1) the Principal and his siblings, his and their respective spouses and descendants (including stepchildren and adopted children) and the spouses of such descendants (including stepchildren and adopted children) (collectively, the “Family Group”); (2) any trust, estate, partnership, corporation, company, limited liability company or unincorporated association or organization (each an “Entity” and collectively “Entities”) controlled by (to be interpreted consistent with the definition of “Affiliate”) one or more members of the Family Group; (3) any Entity over which one or more members of the Family Group, directly or indirectly, have rights that legally enable them to make or veto significant management decisions with respect to such Entity, whether pursuant to the constituent documents of such Entity, by contract, through representation on a board of directors or other governing body of such Entity or in any other manner (such rights hereinafter referred to as “Veto Power”); (4) the estate of any member of the Family Group; (5) any trust created (in whole or in part) by any one or more members of the Family Group; (6) any individual or Entity who receives an interest in any estate or trust listed in clauses (4) or (5), to the extent of such interest; (7) any trust or estate, substantially all the beneficiaries of which (other than charitable organizations or foundations) consist of one or more members of the Family Group; (8) any organization described in Section 501(c) of the Code, over which any one or more members of the Family Group and the trusts and estates listed in clauses (4), (5) and (7) have direct or indirect Veto Power, or to which they are substantial contributors (as such term is defined in Section 507 of the Code); (9) any organization described in Section 501(c) of the Code of which a member of the Family Group is an officer, director or trustee; or (10) any Entity, directly or indirectly (i) owned or controlled by (to be interpreted consistent with the definition of “Affiliate”) or (ii) a majority of the economic interests in which are owned by, or are for or accrue to the benefit of, in either case, any Person or Persons identified in clauses (1) through (9) above
(d)     Committee Discretion. Notwithstanding anything contained in this Agreement to the contrary, and subject to Section 7(g) of this Agreement and Section 11.9 of the Plan, the Committee, in its sole discretion, may accelerate the vesting with respect to any Restricted Stock Units under this Agreement, at such times and upon such terms and conditions as the Committee shall determine.
3.     Settlement of Restricted Stock Units. Subject to other applicable provisions of this Agreement (and any applicable deferral election made by the Director with respect to the Restricted Stock Units), not later than 30 days after the lapse of the Restriction Period (or, as applicable, not later than 30 days after the applicable settlement payment date set forth in a deferral election) with respect to any Restricted Stock Units, the Company shall issue to the Director one share of Common Stock underlying each Restricted Stock Unit as to which the Restriction Period has lapsed, or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such shares of Common Stock. Notwithstanding the preceding sentence, if the Restriction Period applicable to any Restricted Stock Units which constitutes “deferred compensation” subject to Section 409A of the Code lapses as a result of a Change in Control that does not qualify as a “change in the ownership or effective control” of the Company or “in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code, then the Company shall not settle such Restricted Stock Units until the 30th day following the earlier of (i) the Director’s cessation of Board service and (ii) the originally scheduled settlement payment date of such Restricted Stock Units. For the avoidance of doubt, the preceding two sentences are subject to Section 7(g) of this Agreement and Section 11.9 of the Plan. Upon issuance, such shares of Common Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable law, this Agreement and any other agreement to which such shares are subject. The Director’s settlement rights pursuant to this Agreement shall be no greater than the right of any unsecured general creditor of the Company.
4.     Forfeiture. Notwithstanding anything in the Plan or this Agreement to the contrary, if, during the Restriction Period, the Director engages in Wrongful Conduct (as defined herein), then any Restricted Stock Units for which the Restriction Period has not then lapsed (or for which settlement has not yet occurred) shall automatically terminate and be canceled effective as of the date on which the Director first engaged in such Wrongful Conduct. If the Director engages in Wrongful Conduct, the Director shall pay to the Company in cash any Restriction-Based Financial Gain the Director realized from the lapse of the Restriction Period applicable to all or a portion of the Restricted Stock Units with respect to which the Restriction Period lapsed within the Wrongful Conduct Period (as defined herein). By entering into this Agreement, the Director hereby consents to and authorizes the Company and the Subsidiaries to deduct from any amounts payable by such entities to the Director any amounts the Director owes to the Company under this Section 4 to the extent permitted by law. This right of set-off is in addition to any other remedies the Company may have against the Director for the Director's Wrongful Conduct. The Director's obligations under this Section 4 shall be cumulative (but not duplicative) of any similar obligations the Director has under the Plan, this Agreement, any Company policy, standard or code, or any other agreement with the Company or any Subsidiary.
For purposes of this Agreement, and notwithstanding anything in the Plan to the contrary, “Wrongful Conduct” means the breach or violation by the Director of the Company’s Standards of Business Conduct, Corporate Governance Guidelines or Directors’ Code of Business Conduct and Ethics (each as amended from time to time, and including any successor or replacement policy or standard).

For purposes of this Agreement, and notwithstanding anything in the Plan to the contrary, “Wrongful Conduct Period” means the twelve-month period ending on the date of the Participant's Wrongful Conduct (or such other period as determined by the Committee).

5.     Issuance of Shares.
(a)     Notwithstanding any other provision of this Agreement, the Director may not sell or transfer the shares of Common Stock acquired upon settlement of the Restricted Stock Units except in compliance with all applicable laws and regulations.
(b)     The shares of Common Stock issued in settlement of the Restricted Stock Units shall be registered in the Director’s name, or, if applicable, in the names of the Director’s heirs or estate (or in the name of such other persons or entities provided by the Director and approved by the Committee or Board). In the Company’s discretion, such shares may be issued either in certificated form or in uncertificated, book entry form. The certificate or book entry account shall bear such restrictive legends or restrictions as the Company, in its sole discretion, shall require. If delivered in certificated form, the Company may deliver a share certificate to the Director or to the Director’s designated broker on the Director’s behalf. If the Director is deceased (or if Disabled and if necessary) at the time that a delivery of share certificates is to be made, the certificates shall be delivered to the Director’s estate, executor, administrator, legally authorized guardian or personal representative (as applicable).
(c)     To the extent permitted by Section 409A of the Code, the grant of the Restricted Stock Units and issuance of shares of Common Stock upon settlement of the Restricted Stock Units will be subject to and in compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Restricted Stock Units shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. To the extent permitted by Section 409A of the Code, as a condition to the settlement of the Restricted Stock Units, the Company may require the Director to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

(d)     The Company shall not be required to issue fractional shares of Common Stock upon settlement of the Restricted Stock Units.
(e)     To the extent permitted by Section 409A of the Code, the Company may postpone the issuance and delivery of any shares of Common Stock provided for under this Agreement for so long as the Company determines to be necessary or advisable to satisfy the following: (1) the completion or amendment of any registration of such shares or satisfaction of any exemption from registration under any securities law, rule, or regulation; (2) compliance with any requests for representations; and (3) receipt of proof satisfactory to the Company that a person seeking such shares on the Director’s behalf upon the Director’s Disability (if necessary), or upon the Director’s estate’s behalf after the death of the Director, is appropriately authorized.
6.     Director’s Rights with Respect to the Restricted Stock Units.
(a)     Restrictions on Transferability. The Restricted Stock Units granted hereby may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than with the consent of the Company or by will or by the laws of descent and distribution to the estate of the Director upon the Director’s death (or to such other persons or entities as provided under Section 11.1 of the Plan and approved by the Committee or Board); provided that any such permitted transferee shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such permitted transferee were the Director. Any attempt by the Director, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan and this Agreement, including this Section 6(a), shall be void and of no effect. The Company shall not be required to recognize on its books any action taken in contravention of these restrictions.
(b)     No Rights as Stockholder. The Director shall not have any rights as a stockholder of the Company with respect to any shares of Common Stock corresponding to the Restricted Stock Units granted hereby unless and until shares of Common Stock are issued to the Director in respect thereof.
7.     Miscellaneous.
(a)     Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(b)     Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Director without the prior written consent of the other party. for the avoidance of doubt, in the case of the Company, subject to Section 4.4 and Article IX of the Plan.
(c)     No Right to Continued Service on the Board. Nothing in the Plan or this Agreement shall confer upon the Director any right to continue serving on the Board of the Company. This Agreement is not to be construed as a contract of service relationship between the Company and Director. Nothing in the Plan or this Agreement shall confer on the Director the right to receive any future Awards under the Plan. For purposes of determining the status of Director’s position on the Board of the “Company” under this Agreement, such term shall include the Company and, to the extent applicable, its Subsidiaries.
(d)     Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Director, as the case may be, at the following addresses or to such other address as the Company or the Director, as the case may be, shall specify by notice to the other:
If to the Company, to it at:

Hertz Global Holdings, Inc.
8501 Williams Road
Estero, Florida 33928
Attention: General Counsel
Fax: (239) 301-6906

If to the Director, to the Director at his or her most recent address as shown on the books and records of the Company.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(e)     Amendment. This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a material adverse effect on the Restricted Stock Units as determined in the discretion of the Committee, except as provided in the Plan, or with the consent of the Director. This Agreement may not be amended, modified or supplemented orally.
(f)     Interpretation. The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.
(g)     Taxation. The Company or one of its Subsidiaries may require the Director to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the grant, vesting or settlement of the Restricted Stock Units. It is intended that the provisions of this Agreement comply with Section 409A of the Code to the extent applicable, and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code and any similar state or local law.
(h)     Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.
(i)     Limitation on Rights; No Right to Future Grants. By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, the Director acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that participation in the Plan is voluntary; and (d) that the future value of the Common Stock is unknown and cannot be predicted with certainty.
(j)     Data Privacy. The Director authorizes the Company or any Affiliate of the Company that has or lawfully obtains personal data relating to the Director to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.
(k)     Consent to Electronic Delivery. By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, the Director hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Director pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Restricted Stock Units via Company web site or other electronic delivery.
(l)     Claw Back or Compensation Recovery Policy. Without limiting any other provision of this Agreement, and to the extent applicable, the Restricted Stock Units granted hereunder shall be subject to any claw back policy or compensation recovery policy or such other similar policy of the Company as are in effect from time to time with respect to the Director.
(m)     Company Rights. The existence of the Restricted Stock Units does not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, including that of its Affiliates, or any merger or consolidation of the Company or any Affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of the Company's or any Affiliate’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(n)     Severability. If a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect. Further, it is the parties' intent that any court order striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties' under this Agreement.
(o)     Further Assurances. The Director agrees to use his or her reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for the Director’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.
(p)     Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(q)     Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile or electronic signature, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
[signature page follows]

IN WITNESS WHEREOF, the Company and the Director have executed this Agreement as of [May __, 2018] (the “Grant Date”).
HERTZ GLOBAL HOLDINGS, INC.

By:	Name: Title:
DIRECTOR

By:
Address of Director:

Restricted Stock Units granted hereby: